Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/AMENDMENT 4

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD
(Exact name of registrant as specified in its charter)

Nevada	75-2571032
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Room 1907, No. 1038 West Nanjing Road

Westagate Mall

Jing’An District, Shanghai, China 200041

(Address of Principal Executive Offices) (Zip Code)

(86) 8833-1685

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CHINA CHANGJIANG MINING & NEW ENERGY CO., LTD

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

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Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “CHJI" and “our Company” refer to China Changjiang Mining & New Energy Co., Ltd., a Nevada corporation.

China Changjiang Mining & New Energy Co., Ltd. is a Blank Check Company under Rule 419 of the Securities Act of 1933.

The term ‘blank check company” means that we are a development stage company and have no specific business plan or purpose or has indicated that is business plan is to engage in a merger or acquisition with an unidentified company companies, or other entity or person. A blank check company:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

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Item 1.	Business

(a) Business Development

The Company was organized under the laws of the State of Nevada on September 19, 2009, under its current name. The Company was a development stage company with the goal of becoming a design, engineer, construct, market and sell high-quality PV SEFs for commercial and utility applications to local markets.

Prior to June 1, 2012, we were engaged in exploration for commercially recoverable metal-bearing mineral deposits. On June 1, 2012, we entered into an agreement with Xunyang Yongjin Mining Co., Ltd. to transfer our mining exploration rights for a cash payment. Further, on December 30, 2013, our subsidiary, Shaanxi Changjiang Mining & New Energy Co., Ltd ("Shaanxi Changjiang"), entered into Equity Transfer Agreements with officers of the Company, whereby the Company’s subsidiaries were sold off.

Business operations for China Chingjiang Mining & New Energy Energy Co., Ltd. and its subsidiaries were abandoned by former management and a custodianship action, as described in the subsequent paragraph, was commenced in 2020. The Company filed its last 10-Q in 2017, this financial report included liabilities and debts. As of the date of this filing, these liabilities and debts have not been addressed and remain on the Company’s books.

On February 3, 2020, the Eighth District Court of Clark County, Nevada granted the Application for Appointment of Custodian as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Small Cap Compliance, LLC (“SCC”) custodian with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

The court awarded custodianship to Small Cap Compliance, LLC (sole member is Rhonda Keaveney) based on the absence of a functioning board of directors, revocation of the company’s charter, and abandonment of the business. At this time, Ms. Keaveney was appointed sole officer and director.

The Company was severely delinquent in filing annual reports for the Company’s charter. The last annual report was filed on 12/31/2015 in on Form 10-K. In addition, the company was subject to Exchange Act reporting requirements including filing 10Q’s and 10Ks. The Company filed its last 10Q for quarter ending 6/30/2017 and was out of compliance with Exchange Act reporting. SCC attempted to contact the Company’s officers and directors through letters, emails and phone calls, with no success.

SCC was a shareholder in the Company and applied to the Court for an Order appointing SCC as the Custodian. This application was for the purpose of reinstating CHYL’s corporate charter to do business and restoring value to the Company for the benefit of the stockholders.

SCC performed the following actions in its capacity as custodian:

•	Funded any expenses of the company including paying off outstanding liabilities

•	Brought the Company back into compliance with the Nevada Secretary of State, resident agent, transfer agent

•	Appointed officers and directors and held a shareholders meeting

SCC paid the following expenses on behalf of the company:

Nevada Secretary of State for reinstatement of the Company, $5,675

Transfer agent, Island Stock Transfer, $6,500

Amended and Restated Articles of Incorporation for the Company, $175.00.

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Upon appointment as custodian of CHJI and under its duties stipulated by the Nevada court, SCC took initiative to organize the business of the issuer. As custodian, the duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. SCC also had authority to enter into contracts and find a suitable merger candidate. SCC was compensated for its role as custodian in the amount of 1,000,000 shares of Convertible Series C Preferred Stock. SCC did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on May 18, 2020.

On August 23, 2020, SCC entered into a Stock Purchase Agreement with Bridgeview Capital Partners, LLC whereby Bridgeview Capital Partners, LLC purchased 1,000,000 shares of Convertible Series C Preferred Stock. These shares represent the controlling block of stock. Ms. Keavney resigned his position of sole officer and director and appointed Dr. Chongyi Yang as CEO, Treasurer, Secretary, and Director of the Company.

Bridgeview Capital Partners, LLC is controlled by Michael Dobbs and Sean Lanci.

On August 23, 2020, Bridgeview Capital Partners, LLC entered into a Stock Purchase with Cathay Capital Management Inc. (“Cathay”) whereby Cathay purchased 1,000,000 shares of Convertible Series C Preferred Stock. Chongyi Yang is the control person for Cathay.

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2.

(b) Business of Issuer

China Changjiang Mining & New Energy Co., Ltd. is a developmental stage company, incorporated under the laws of the State of Nevada on September 19, 2009. Our plan of business has not been implemented but will incorporate exploration, development, and sales of crude oil, as well as conducting industry analysis related to the petroleum industry.

At present, we have not implemented our business plan and financial revenue has not yet been realized. The Company hopes to raise capital in order to fund the project.

All statements involving our business plan are forward looking statements and have not been implemented as of this filing.

The Company is moving in a new direction, statements made relating to our business plan are forward looking statements and we have no history of performance. Current management does not have any experience in these industries but is actively looking for a suitable person to incorporate into the management team.

We feel that our business plan addresses the need for additional development in the mining industry of oil and gas.

China’s oil industry is regulated by the People’s Republic of China under the Mineral Resources Law. The Company will follow all prescribed regulation.

The Company is currently organized under the operating structure of the public entity, China Changjiang Mining & New Energy Company, Ltd., incorporated in the state of Nevada. CHJI plans to conduct operations in China and may acquire Chinese companies as subsidiaries to carry out its plan of operation.

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The Company is not currently organized under a variable interest entity (VIE) creating a question of whether China’s Foreign Investment Law (FIL)[1] prevents foreign ownership in our company. We will continue to monitor the changes in FIL, and CHJI may consider migrating to a VIE structure to continue receiving participation from foreign investors.

The VIE structure enables a Chinese company to list on an overseas stock exchange, such as OTC Markets, because direct ownership in the shares of the Chinese company is restricted by China’s laws.

The VIE, as described by structure consists of at least three core entities: a Chinese company with legitimate operations (referred to as the VIE); a wholly foreign-owned enterprise established as an intermediary in China; and an offshore shell company that lists on a U.S. or other foreign exchange.[2]

Because foreign investors do not have direct equity ownership through the VIE structure, substantial legal uncertainties surround the contractual arrangements associated VIEs.

The Chinese government could rule that the structure is against public policy and this ruling would likely result in a material change in our contemplated operations. Furthermore, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business. If our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under PRC law.

In addition, if any third parties claim any interest in such shareholders' equity interests in our VIEs, our ability to exercise shareholders' rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of our VIEs and third parties were to impair our control over our VIEs, our ability to consolidate the financial results of our VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

We may lose the ability to use and enjoy assets held by our VIEs that are critical to the operation of our business if our VIEs declare bankruptcy or become subject to a dissolution or liquidation proceeding.

Our VIEs will hold certain assets that may be critical to the operation of our business. If the shareholders of our VIEs breach the contractual arrangements and voluntarily liquidate our VIEs, or if our VIEs declare bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our VIEs undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

We are subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions where we provide our services. As our contemplated business plan in the petroleum industry is highly regulated, new laws and regulations may be adopted from time to time to address new issues that come to the authorities' attention. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. A large number of proposals are before various national, regional, and local legislative bodies and regulatory entities regarding issues related to our industry or our business model. As we implement our business plan and expand into new cities or countries or as we add new products and services to our platform, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of operations.

The Chinese government could rule that the structure is against public policy and this ruling would likely result in a material change in our contemplated operations. Furthermore, the value of our common stock may decline or become worthless, and the shareholder could lose their entire investment.

_______________________

[1] Foreign Investment Law of the People’s Republic of China https://en.ndrc.gov.cn/policies/202105/t20210527_1281403.html

[2] Counsel of Institutional Investors, The Voice of Corporate Governance, December 2017 Buyer Beware: Chinese Companies and the Vie Structure

https://www.cii.org/files/publications/misc/12_07_17%20Chinese%20Companies%20and%20the%20VIE%20Structure.pdf

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If we implement the VIE structure, our VIE will hold certain assets that may be critical to the operation of our business. If the shareholders of our VIEs breach the contractual arrangements and voluntarily liquidate our VIEs, or if our VIEs declare bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. In addition, if any of our VIEs undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets, thereby hindering our ability to operate our business, which could materially or adversely affect our business, financial condition and results of operations.

Recent statements and regulatory actions by the Chinese government have addressed the issue of anti-monopoly concerns. Where a business operator’s abuse of intellectual property rights to exclude or restrict competition constitutes a monopoly agreement, the anti-monopoly law enforcement agency shall order it to stop the illegal activity, confiscate the illegal income, and impose fines. Upon execution of our business plan, CHJI will be subject to anti-monopoly laws and, if found in violation, our stock price could decline or become worthless.

It will be difficult for investors to assert claims against China-based issuers, including their officers, directors, and agents and it may be challenging for investors to pursue their claims in U.S. courts. Even if an investor secures a judgment, the investor may still be unable to enforce it in China.

In addition, the assertion of new regulation by the Chinese government could hinder our ability to continue to offer our stock to foreign investors and our ability to execute of our business plan.

Our contemplated operations are governed by the China Securities Regulatory Commission (CSRC) and Cyber Administration of China (CAC).

CAC oversees data security and recently revised its laws to include operators that possess personal information for over one million individuals would be subject to cybersecurity review when listing of foreign exchanges. Personal information is defined in Article 76(5) of Cybersecurity Law as various information which is recorded in electronic or any other form and used alone or in combination with other information to recognize the identity of a natural person, including but not limited to name, date of birth, ID number, personal biological identification information, address and telephone number of natural persons.

As we have not implemented our business plan, CHJI does not meet the criteria to trigger the CAC revised rule. However, we anticipate that, upon executing our business model, we will be subject to CAC rules and regulations. Our operations could be suspended if the CAC finds we are in violation of data security laws.

The CRSC oversees China's nationwide centralized securities supervisory system, with the power to regulate and supervise securities issuers, as well as to investigate, and impose penalties for illegal activities related to securities and futures.

CHJI will be subject to CRSC rules and regulations. As such, we will be required to submit information about our business to CRSC for approval and will be subject to continued compliance. If we become noncompliant with CRSC rules, our business operations could be suspended. In addition, the CRSC could deny us permission as an issuer to foreign investors if it is ruled that VIE’s are illegal.

The value of CHJI’s stock could decline or become worthless. The CRSC and SEC are working together to ensure compliance and protection of foreign investor rules. CHJI could be delisted as a result of not complying with these rules.

CHJI plans to conduct operations in China and may acquire Chinese companies as subsidiaries to carry out its plan of operation. Daily operations in PRC include purchase of raw materials, exploration, processing, hiring labor forces, and clean-up of mining sites. Cash associated with these activities will circulate in PRC in the form of local currency. Activities such as raising capitals to support PRC operations, hiring US employees, paying for working capital, and paying out dividends will involve cross-border payments.

Cross-border payments must comply with the relevant regulation of the China State Administration of Foreign Exchange (SAFE). PRC adopts a partial foreign exchange administration. Foreign currency is forbidden to circulate within the territory. It allows exchange and payment on current accounts such as trading while implementing certain controls on capital accounts such as investment. Shanghai Free-Trade Zone even implements a more relaxed policy.

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Payrolls and working capitals are on current accounts and there usually no restrictions. Investment and dividends payment are on capital accounts. There will not be obstacles if transactions are legal and reasonable after proper registration. So far, CHJI has not yet to establish a VIE nor has determined the structure. However, CHJI might also set up a structure to fully utilize the more relaxed policy in Free-Trade Zone to lower down the restrictions.

In compliance with US laws, PRC laws and regulations, the Company will also work out financial plans scientifically to guarantee cash flow on parent company level, subsidiaries level and VIE level regarding daily operation and dividends pay out.

The Company intends to implement its business plan upon raising capital. Subject to available capital, the oil and gas extraction industry can be classified into four major categories:

Exploration

•	search for rock formations associated with oil or natural gas deposits

•	geophysical prospecting and/or exploratory drilling

Well Development

•	construction of one or more wells from the beginning

Production

•

process of extracting the hydrocarbons and separating the mixture of liquid hydrocarbons, gas, water, and solids, removing the constituents that are non-saleable, and selling the liquid hydrocarbons and gas

Site Abandonment

•	plugging the well(s) and restoring the site when a recently-drilled well lacks the potential to produce economic quantities of oil or gas, or when a production well is no longer economically viable

In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and completing our business plan.

We are unable to predict when we will, if ever, identify and enter into any definitive agreement with buyers of our product. We anticipate that proposed business plan would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

As of the time of this filing, the Company has not implemented its business plan.

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We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate our business structure and complete our business plan, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective mining venture that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

Competition

Our company expects to compete in in the oil and gas industry. We will compete in global markets where countries such the USA, Saudi Arabia, and Canada out produce China in oil production. In addition, there are several competitors in China that are larger and more profitable than CHJI. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes. We believe that diligently establishing and expanding our funding sources will establish us in an already established industry. Additionally, we expect that establishing our product offerings on new platforms are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our future operations and results.

Compliance with oil and gas standards will increase development costs and the cost of products sold in the retail market. In turn, we may not be able to meet the competitive price point dictated by the market and our competitors.

Again, these are forward looking statements and not an indication of past performance. There is no guarantee that we will be able to implement our business plan, however, we have a merger candidate, Inner Mongolia Hongyuan Fengtai Resources Development Co., Ltd. (“IMHF”).

Founded on July 19, 2006 and located in New Baolage Town, Xianghuang Banner, Inner Mongolia Hongyuan Fengtai Resources Development Co., Ltd. (Hongfeng) is a limited liability company focusing on energy investment. The company is currently engaged in the exploration, development, and sales of crude oil, as well as conducting industry analysis related to the petroleum industry. The company’s business can be defined as conducting the midstream exploration and development (exploitation) in the petroleum industry. Government protection set up has high barriers for potential competitors to entry. Hongfeng has an operating team of the top crude oil extraction experts with overseas management experience. With fully automated mining equipment and regular maintenance, the company keeps safe (no operating accident in 14 years) and high efficiency at the same time.

Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

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We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

We are also subject to subpart 1300 of Regulation S-K, based on the Committee for Mineral Reserves International Reporting Standards (CRIRSCO). All SEC reporting companies, other than those who file under the Canada-U.S. Multijurisdictional Disclosure System (MJDS), will be required to comply with the new rules for their first fiscal year beginning on or after January 1, 2021.

 Lastly, we are also subject to the People’s Republic of China under the Mineral Resources Law many other China regulatory agencies. The Mineral Resources Law oversees the area of developing the oil industry, promoting the exploration, development, utilization and protection of mineral resources and ensuring the present and long-term needs of the socialist modernization program.

Employees

As of March 31, 2021, we had one officer and no employees. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.	Risk Factors

Risks Relating to Our Business

Our business plan involves a number of very significant risks. Our future business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Our officers and directors reside outside the United States, investors may have limited legal recourse against them including difficulties in enforcing judgments made against them by U.S. courts. There is neither treaty nor any reciprocal arrangement between China and the United States regarding recognition or enforcement of civil judgments.

Our Auditor is U.S based, registered with the PCAOB, and is Subject to PCAOB Inspections

The Holding Foreign Companies Accountable Act (“HFCAA”) became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the auditor has been unavailable for PCAOB inspection or investigation for three consecutive years.

The HFCAA requires the SEC to identify registrants that have retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that:

•	Is located in a foreign jurisdiction; and
•	The PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction
•	As reflected on the PCAOB's website, the PCAOB is currently unable to inspect or investigate accounting firms due to a position of the local authority in two jurisdictions: China and Hong Kong

If the PCAOB is unable to inspect the issuer's public accounting firm for three consecutive years, the issuer's securities are banned from trade on a national exchange or through other methods. The United States Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if enacted, would decrease the number of non-inspection years from three years to two years.

There are material risks to the issuer and its investors if it is determined that the PCAOB is unable to inspect our auditor because of a position taken by an authority in a foreign jurisdiction. The inability to thoroughly inspect or investigate our auditor may cause trading in our securities to be prohibited and an exchange may determine to delist our securities.  As a result, our securities could be delisted rendering our stock worthless.

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Our Business is Subject to Numerous Legal and Regulatory Risks that Could Have an Adverse Impact on our Contemplated Business.

We are subject to differing and sometimes conflicting laws and regulations in the various China jurisdictions where we provide our services. Our contemplated business model is a highly regulated industry, new laws and regulations may be adopted from time to time to address new issues that come to the authorities' attention. In addition, considerable uncertainties still exist with respect to the interpretation and implementation of existing laws and regulations governing our contemplated business activities. A large number of proposals are before various national, regional, and local legislative bodies and regulatory entities regarding issues related to our industry or our business model. As we implement our business plan and expand into countries, we may become subject to additional laws and regulations that we are not subject to now. Existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen our growth, which could adversely affect our business and results of operations.

Risks Related to Access to Information and Regulatory Oversight

PRC Securities Law state that no overseas securities regulator can directly conduct investigations or evidence collection activities within the PRC and no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators without Chinese government approval. The SEC, U.S. Department of Justice, and other U.S. authorities face substantial challenges in bringing and enforcing actions against China-based Issuers and their officers and directors. As a result, investors in China-based Issuers may not benefit from a regulatory environment that fosters effective enforcement of U.S. federal securities laws.

Risks Related to the Regulatory Environment

China’s legal system is substantially different from the legal system in the United States and may raise risks and uncertainties concerning the intent, effect, and enforcement of its laws, rules, and regulations, including those that restrict the inflow and outflow of foreign capital or provide the Chinese government with significant authority to exert influence on a China-based Issuer’s ability to conduct business or raise capital. This lack of certainty may result in the inconsistent and unpredictable interpretation and enforcement of laws, rules, and regulations, which may change quickly. China-based Issuers face risks related to evolving laws and regulations, which could impede their ability to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Limitations on Shareholder Rights and Recourse

Legal claims, including federal securities law claims, against China-based Issuers, or their officers, directors, and gatekeepers, may be difficult or impossible for investors to pursue in U.S. courts. Even if an investor obtains a judgment in a U.S. court, the investor may be unable to enforce such judgment, particularly in the case of a China-based Issuer, where the related assets or persons are typically located outside of the United States and in jurisdictions that may not recognize or enforce U.S. judgments. If an investor is unable to bring a U.S. claim or collect on a U.S. judgment, the investor may have to rely on legal claims and remedies available in China or other overseas jurisdictions where the China-based Issuer may maintain assets. The claims and remedies available in these jurisdictions are often significantly different from those available in the United States and difficult to pursue.

Greater Chinese Regulatory Oversight May Impact our Contemplated Business

We are not currently required to comply with regulations and policies of the Cyberspace Administration of China (CAC) because we have not commenced our business in China.

CAC regulates the collection of personal information, which is recorded electronically, or in any other form, to recognize the identity of a natural person. In light of greater oversight regarding the collection of personal information we will be subject to cybersecurity review upon execution of our contemplated business plan.

If CAC determines that we have violated any portion of PRC laws and regulation, our ability to obtain or maintain permits or licenses required to conduct business in China may be affected. In the absence of required permits or licenses, governmental authorities may impose material sanctions or penalties on the company. Such actions could significantly limit or completely hinder your ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

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Resale limitations of Rule 144(i) on your shares

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10-K for the preceding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities

We have extremely limited assets, have incurred operating losses, and have no current source of revenue

We have had minimal assets. We do not expect to generate revenues until we begin to implement our business plan. However, we can provide no assurance that we will produce any material revenues for our stockholders, or that our business will operate on a profitable basis.

We will, likely, sustain operating expenses without corresponding revenues, at least until the consummation of our business plan. This may result in our incurring a net operating loss that will increase unless we consummate a business plan with a profitable business or internally develop our business. We cannot assure you that we can identify a suitable business combination or successfully internally develop our business, or that any such business will be profitable at the time of its acquisition by the Company or ever.

Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2019 and 2020 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We may encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue

We believe that existing and new competitors will continue to improve in cost control and performance of their mining. We have global competitors and China’s ore oil sector has been affected by Covid-19 that are larger and we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition.

Our major competitors may be better able than we to successfully endure downturns in our industrial sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced in either case. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

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We may not be able to obtain regulatory or governmental approvals for our products

Our business is subject to extensive laws and regulations governing development, production, environmental regulations, and other matters. The Company is subject to potential risks and liabilities occurring as a result of oil exploration and production.

All operating and exploration plans have been made in consideration of existing governmental regulations. Regulations that most affect operations are related to safety, hazard material cleanup, and environmental concerns.

Potential environmental liability could have a material adverse effect on our operations and financial condition

To the knowledge of our management team, we anticipate that production and sale of our future products will constitute activities and generate materials that create environmental hazards. Our future business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We face a number of risks associated with our business plan, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to complete our business plan. The risks commonly encountered in implementing our business plan is insufficient revenues to offset increased expenses associated with mining ore. Failure to raise sufficient capital to carry out our business plan. Additionally, we have no operations at this time so our expenses are likely to increase and it is possible that we may incur substantial debt or convertible debt in order to complete our business plan, which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers

At this time, we have no operations and future implementation of our business plan is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future business and internal development. While management intends to seek businesses opportunities with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete a business plan, the success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate a business plan or internally develop a successful business

We are a blank check company and can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will successfully implement our business plan. We cannot guarantee that we will be able to negotiate ore mining contracts on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business plan or that we will be able to develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business.

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We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business and no revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $70,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

A Business may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officers and the loss of their services would have an adverse effect on our business

We have officers and directors of the Company that are critical to our chances for business success. We are dependent on their services to operate our business and the loss of these persons, or any of them would have an adverse impact on our future operations until such time as he or she could be replaced, if he could be replaced. We do not have employment contracts or employment agreements with our officers, and we do not carry key man life insurance on their lives.

Because we are significantly smaller than the some of our competitors, we may lack the resources needed to capture market share

The oil industry is highly competitive, and our operation will be smaller in size than some of our competitors. We are at a disadvantage as a blank check company, we do not have an established business. Many of our competitors have an already established their business, more established market presence, and substantially greater financial, marketing, and other resources than do we. New competitors may emerge and may develop new or innovative products that compete with our anticipated future production. No assurance can be given that we will be able to compete successfully within the oil industry.

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Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan

Our management has limited mining experience and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan.

Legal disputes could have an impact on our Company

We plan to engage in business matters that are common to the business world that can result in disputations of a legal nature.  In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our common stock is quoted on the OTC MARKETS. An investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future

Our common stock is quoted on the OTC Markets. The market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition. As a result, an investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future.

Our stock trades below $5.00 per share and is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock

If our stock trades below $5.00 per share and is subject to special sales practice requirements applicable to "penny stocks" which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of our issued and outstanding shares and other stockholders have little or no ability to elect directors or influence corporate matters

As of September 30 2021, our officers, directors, and principal stockholders were deemed to be the beneficial owners of approximately 99% of our issued and outstanding shares of common stock. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

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Risks Related to Our Shareholders and Shares of Common Stock

There is presently no public market for our securities

Our common stock is not currently trading on any market, and a robust and active trading market may never develop. Because of our current status as a “shell company,” Rule 144 is not currently available. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some, or all, of their shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock.

Our stock is not traded, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

Even if our stock becomes trading, it is likely that our common stock will be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 500,000,000 shares of common stock of which 64,629,559 shares are currently outstanding and 10,000,000 shares of Preferred Stock of which 10,000,000 shares of Preferred C Stock are authorized and 1,000,000 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 10,000,000 shares of Preferred C Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Item 2.	Financial Information

Management’s Discussion and Analysis or Plan of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

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•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Involve and retain outside legal counsel and accountants in connection with the activities listed above.

Management for each year commencing with the year ending December 31, 2021 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

China Changjiang Mining and New Energy Co., Ltd. is a blank check company and has no operations. Our business plan includes mining ore. In summary, CHJI is focused on raising capital for oil development. As of this filing, we have not raised any capital and the company is not yet operational.

Results of Operations for China Changjiang Mining and New Energy Co., Ltd. —Comparison of the Quarters Ending September 30, 2021 and December 31 2020

Revenue

We had no revenues from operations during either September 30, 2021 or December 31, 2020

General and Administrative Expense

General and Administrative Expenses were Nil for the quarter ended September 30, 2021 compared to Nil for the year ended December 31, 2020, an increase of $0.

Stock compensation expense

During the quarter ended September 30, 2021, we incurred Nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $4,383 for the quarter ended September 30, 2021 compared to $145,108for the quarter ended September 30, 2020.

Liquidity and Capital Resources

As of September 30, 2021, we had $0 of cash, $1,315,127 in liabilities, and an accumulated deficit of $20,225,105. We used $0 of cash in operations for the quarter ended September 30, 2021 and received net proceeds from financing of $0.

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The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of $4,383 and have a accumulated stockholders’ deficit of $20,225,105 as of September 30, 2021. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Item 3.	Properties

We do not currently own any properties.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of September 30, 2021, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Cathay Capital Management Inc.(1) – Room 1907, No. 1038 West Nanjing Road, Jing’An District, Shanghai, China 200041	1,000,000 Preferred C Shares	100%

(1)	Cathay Capital Management Inc. is controlled by Dr. Chongyi Yang

Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Dr. Chongyi Yang	60	CEO, President, Secretary, Treasurer, Director

Dr. Chongyi Yang, President and Director

Dr. Chongyi Yang is experienced in both governmental and private sectors, specializing in investment banking, merger and acquisition. He served as Deputy Chief in the Bureau of Commodity Price in Shanghai Development and Reform Center, Associate Director in Hongkong First Eastern Investment Group, General Manager in Shanghai First Food Investment Management Company, Managing Director of a state-owned private equity fund. Dr. Yang also has experience in consulting businesses in preparation for IPOs on listings on NASDAQ in addition to consulting commercial complex projects in the cities of New York and Los Angeles.

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Dr. Chongyi Yang is the author of “Winning at Quitting” and “The Economics of Popularity” and Visiting Professor at Shanghai Lixin Institute of Finance and Accounting, a Distinguished Research Institution at the Economic Development Research Center of the Shanghai Municipal Government. Lastly, Dr. Yang is Executive Secretary of the Financial and Economic Committee (Shanghai) of the US-China International Chamber of Commerce.

Item 6.	Executive Compensation

For the past five years, no sole officer or director has received any cash remuneration. Our officer and director will receive no payment per month beginning on April 1, 2019. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our officer and director intend to devote all of his time to CHJI and its subsidiaries.

The Company for the benefit of its employees has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

Item 7.	Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

Small Cap Compliance, LLC is considered a promoter(s) under the meaning of Securities Act Rule 405. SCC was appointed custodian of the Company and under its duties stipulated by the Nevada court. SCC took initiative to organize the business of the issuer. As custodian, its duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. SCC also had authority to enter into contracts and find a suitable merger candidate. In addition, Small Cap Compliance, LLC was compensated for its role as custodian and paid outstanding bills to creditors on behalf of the company. SCC has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on May 18, 2020.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

As discussed in Item 1, the Company is deemed a shell company. Dr. Chongyi Yang/Cathay Capital Management Inc are considered control persons/entity and acquired control of the Company. As discussed in Item 1, Cathay Capital Management Inc. owns 1,000,000 million shares of the Company’s Preferred C Stock. These shares represent the controlling block of stock and were purchased from Bridgeview Capital Partners LLC for $65,000.

Dr. Yang is our CEO and President. He is not deemed to be independent under applicable rules. We have not established any committees of the Board of Directors.

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Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Item 8.	Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our Common Stock is not trading on any stock exchange. However it is currently quoted on OTC Markets under the symbol CHJI and there is no established public trading market for the class of common equity.

(b) Holders.

As of September 30, 2021, there are approximately 3,582 holders of an aggregate of 64,629,559 shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

Item 10.	Recent Sale of Unregistered Securities

On August 23, 2020, SCC entered into a Stock Purchase Agreement with Bridgeview Capital Partners, LLC, whereby Bridgeview Capital Partners, LLC purchased 1,000,000 shares of Preferred C Stock, the controlling block of stock, for the purchase price of $10,000. Bridgeview Capital Partners, LLC entered into a Stock Purchase Agreement with Cathay Capital Management Inc whereby Cathay Capital Management Inc. purchased 1,000,000 shares of Preferred C Stock, the control block of stock, for the purchase price of $65,000.

The restricted shares were sold in a private transaction pursuant to Rule 144(i) of the ’33 Securities Act. As of this date, the shares have not been registered.

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common.

We are authorized by our Certificate of Incorporation to issue an aggregate of 500,000,000 shares of capital stock, of which 490,000,000 are shares of common stock, Par Value $0.001 per share (the “Common Stock”) and 10,000,000 are shares of preferred stock, Par Value $0.001 per share (the “Preferred Stock”). As of September 30, 2021, there are 64,629,559 shares of Common Stock.

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Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuances of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights, which could adversely affect the voting power or, other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

At this time there are 10,000,000 shares Convertible Series C Preferred Stock authorized and 1,000,000 issued and outstanding.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and Bylaws copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

Item 12.	Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

20

Item 13.	Financial Statements and Supplementary Data

CHINA CHANJIANG MINING & NEW ENERGY COMPANY, LTD.

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020 (Audited)

21

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

BALANCE SHEETS

(Unaudited)

	As at
	September 30 , 2021	December 31, 2020
Assets
Cash and equivalents	$–	$–
Total current assets	–	–

TOTAL ASSETS	–	–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Other payable and accrued liabilities	$1,315,127	$1,297,188
Total current liabilities	1,315,127	1,297,188

Due to related parties	695,437	685,952
Due to Shareholders	2,024,398	1,996,785
Total non-current liabilities	2,719,835	2,682,737

TOTAL LIABILITIES	4,034,962	3,979,925

STOCKHOLDERS' DEFICIT
Series C convertible preferred stock ($0.001 par value, 10,000,000 shares authorized, 1,000,000 shares outstanding as of Sep.30, 2021 and December 31,2020)	1,000	1,000
Common stock ($0.01 par value, 500,000,000 shares authorized, 64,629,559 shares issued and outstanding as of Sep.30, 2021 and December 31, 2020)	646,295	646,295
Treasury stock	(489,258)	(489,258)
Additional paid-in capital	16,032,106	16,032,106
Accumulated deficit	(20,225,105)	(20,170,068)

TOTAL STOCKHOLDERS' DEFICIT	(4,034,962)	(3,979,925)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

22

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
OTHER INCOME/(EXPENSE)
Foreign exchange gains/ (losses), net	$(4,383)	$(145,108)	$(55,037)	$(90,792)
Other income
Total other income/(expense)	–	–	–	–
Net profit/ (loss)	$(4,383)	$(145,108)	$(55,037)	$(90,792)

Net loss per share - basic and diluted	$0.00	$0.00	$0.00	$0.00
Weighted average number of common shares outstanding	64,629,559	64,629,559	64,629,559	64,629,559

The accompanying notes are an integral part of these unaudited financial statements

23

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2021

(Unaudited)

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
Beginning stockholders’ deficit	$(4,030,579)	$(3,668,142)	$(3,979,925)	$(3,722,458)
Changes in the period:
Net profit/ (loss) for the period	(4,383)	(145,108)	(55,037)	(90,792)
Issue of shares	–	–	–	–
Closing stockholders’ deficit	$(4,034,962)	$(3,813,250)	$(4,034,962)	$(3,813,250)

The accompanying notes are an integral part of these unaudited financial statements

24

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended September 30		Nine months ended September 30
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/ profit	(4,383)	(145,108)	(55,037)	(90,792)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	1,429	47,295	17,939	29,592
Due to related parties	755	25,010	9,485	15,649
Due to shareholders	2,199	72,803	27,613	45,551
Cash used in operating activities				–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	–	–	–	–
Proceeds from notes payable-related party	–	–	–	–
Principal payments on notes payable	–	–	–	–
Preferred stock issued	–	–	–	–
Cash generated from financing activities	–	–	–	–

Net change in cash and cash equivalents	–	–	–	–
Cash and cash equivalents, beginning of period	–	–	–	–
Cash and cash equivalents, end of period	$–	$–	$–	$–

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

25

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

Notes to Financial Statements

(Unaudited)

Note 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Changjiang Mining & New Energy Company, Ltd. ("China Changjiang", "we", the "Company") was incorporated under the laws of the State of Delaware in 1969. The Company was reincorporated from the state of Delaware to the state of Nevada in 2010 with the intent to effect a statutory merger of the Delaware corporation "North American Gaming and Entertainment Corporation" into China Changjiang and to swap all issued and outstanding shares in the Delaware corporation for comparable shares in China Changjiang and dissolve the Delaware corporation.

In February 2008, the Company acquired Wah Bon and its three subsidiaries: Shaanxi Pacific; Shaanxi Changjiang and East Mining. Wah Bon owns 100% of Shaanxi Pacific. Shaanxi Pacific owns 97.2% of Shaanxi Changjiang; and Shaanxi Changjiang owns 60% of East Mining. The minority interests represent the minority shareholders' 2.8% and 40% share of the results of Shaanxi Changjiang and East Mining respectively.

The Company established a subsidiary, named Shaanxi Weinan Changjiang Solar Photovoltaic Energy Applied Science and Technology Co., Ltd. ("Changjiang PV") in April 2012. The Company's subsidiary, Shaanxi Changjiang accounted for 51% shares of Changjiang PV, and Mr. Zhang Hongjun, the director and principal shareholder of the Company, accounted for the other 49% shares.

In December 2013, the Company transferred all of its 60% equity of East Mining to its director and principal shareholder, Mr. Zhang Hongjun and one of its shareholders, Mr. Wang Shengli, with a consideration of USD885,696 (CNY5.4 million).

Prior to January 1, 2019, the Company divested all of its subsidiaries, and de-registered Wah Bon in 2020.

The Company’s main business is in the transitional period from mining to clean new energy, and mainly focus on the solar photovoltaic, or “PV”, downstream market at present stage. The Company is not actively trading during the current reporting period.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounts and prepares its financial statements using the accrual method accounting. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

26

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data. The carrying amount of the Company’s financial assets and liabilities, such as prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Foreign Currency Translation

The Company maintains its financial statements in its functional currency, which is US dollar ("USD"). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Exchange gains or losses arising from foreign currency transactions or translation of monetary assets and liabilities denominated in foreign currencies are included in the statement of operations for the respective periods.

Exchange rates used in these financial statements, USD to CNY, are: 6.4359, 6.5249 and 6.8101 at September 30, 2021, December 31, 2020 and September 30, 2020 respectively.

Related Party

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, member of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting party might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

27

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31,2017, using the new corporate tax rate of 21 percent.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. For the quarterly periods ended September 30, 2021 and December 31, 2020, there are 64,629,559 outstanding common shares and 1,000,000 potentially dilutive shares from convertible preferred stock respectively.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s unaudited financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $20,225,105 as at September 30, 2021. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. In order to finance these expenditures, the Company has raised capital in the form of debt, which will have to be repaid, as discussed in detail below. The Company has depended on loans from related parties and shareholders for most of its operating capital. The Company will need to raise capital in the next twelve months in order to remain in business.

Management anticipates that significant dilution will occur as a result of any future sales of the Company’s common stock and this will reduce the value of its outstanding shares. The Company cannot project the future level of dilution that will be experienced by investors as a result of its future financings, but it will significantly affect the value of its shares.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

28

NOTE 4 – OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities are denominated in the original currency of CNY, and are translated into USD as follows:

Item	September 30, 2021	December 31, 2020
Tax payable	65,988	65,088
Salary and welfare payable	716	706
Other payable	1,248,423	1,231,394
Total	1,315,127	1,297,188

NOTE 5 – DUE TO RELATED PARTIES

All amounts due to related parties are all denominated in the original currency of CNY and are all unsecured and interest free. The Company does not intend to repay within twelve months from September 30, 2021. Details of amounts due to related parties are as follows:

Related parties	September 30, 2021	December 31, 2020
Baishui Dukang Marketing Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	388,302	383,007
Heyang County Huanghe Bay Resort Hotel Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	13,409	13,226
Shaanxi Huanghe Bay Ecological Agriculture Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	40,384	39,833
Baishui Dukang Brand Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	62,439	61,587
Shaanxi Dukang Liquor Group Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	63,548	62,681
Shaanxi Xi Deng Hui Development Stock Co., Ltd., 29.74% equity interest of which is owned by Zhang Hongjun, director and principal shareholder of the Company, and senior executives of which are Wang Shengli, Li Ping and Tian Hailong, directors and shareholders of the Company	947	934
Shaanxi Dukang Liquor Trading Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	126,408	124,684
Total	695,437	685,952

NOTE 6 – DUE TO SHAREHOLDERS

All amounts due to shareholders are all denominated in the original currency of CNY and are all unsecured and interest free. The Company does not intend to repay within twelve months from Sep. 30, 2021. Details of amounts due to shareholders are as follows:

Shareholders	September 30, 2021	December 31, 2020
Wang Shengli	486,758	480,119
Zhang Hongjun	942,334	929,480
Chen Min	595,306	587,186
Total	2,024,398	1,996,785

29

NOTE 7 –COMMON STOCK AND PREFERRED STOCK

The Company has 250,000,000 shares of common stock authorized at par value of $0.01, and 64,629,559 shares of common stock were issued and outstanding at beginning and end of the reporting periods at total par value of $ 646,295.

The Company has 10,000,000 shares designated Series C convertible preferred stock at par value of $0.001. Each Series C convertible preferred stock is convertible into 1,000 common shares.

There were 1,000,000 Series C convertible preferred stock issued and outstanding as at September 30, 2021 and December 31, 2020 for the total amount of $65,000 valued at compensation expense on services received from Cathay Capital Management, Inc.

NOTE 8 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As the Company’s main business place is in P. R China, the corporate income tax rate of 25% is applied in calculation of deferred taxes.

Deferred income taxes reflect the tax consequences on future years of differences between the tax bases. Net operating loss carry-forwards and tax benefits arising therefore are as follows:

Deferred tax assets	September 30, 2021	December 31, 2020
Net operating loss (NOL) brought forward	20,170,068	19,847,601
Net loss for the period / year	55,037	322,467
NOL carried forward	20,225,105	20,170,068
Tax benefit from NOL carried forward	5,056,276	5,042,517
Valuation allowance	(5,056,276)	(5,042,517)
Deferred tax assets	–	–

The PRC income tax allows the enterprises to offset their future taxable income with taxable operating losses carried forward in a 5-year period. The management believes that the Company’s cumulative losses arising from recurring business in recent years constituted significant negative evidence that most of the deferred tax assets would not be realizable and this evidence outweighed the expectations that the Company would generate future taxable income. Valuation allowance for the full amount of tax benefit from NOL was recorded.

NOTE 9 COMMITMENTS AND CONTINGENCIES

As at the end of the reporting period, the company has no commitments and contingencies to disclose.

NOTE 10 RELATED-PARTY TRANSACTIONS

The company was not engaging in any business activities during the reporting periods, and has no related party transactions and balances other than those disclosed in Notes 5 and 6.

NOTE 11 SUBSEQUENT EVENTS

As at the date these financial statements are ready to be released, the Company has no subsequent events to disclose.

30

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

BALANCE SHEETS

(Unaudited)

	As at
	June 30 , 2021	December 31, 2020
Assets
Cash and equivalents	$–	$–
Total current assets	–	–

TOTAL ASSETS	$–	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Other payable and accrued liabilities	$1,313,698	$1,297,188
Total current liabilities	1,313,698	1,297,188

Due to related parties	694,682	685,952
Due to Shareholders	2,022,199	1,996,785
Total non-current liabilities	2,716,881	2,682,737

TOTAL LIABILITIES	4,030,579	3,979,925

STOCKHOLDERS' DEFICIT
Series C convertible preferred stock ($0.001 par value, 10,000,000 shares authorized, 1,000,000 shares outstanding as of June 30, 2021 and December 31,2020)	1,000	1,000
Common stock ($0.01 par value, 500,000,000 shares authorized, 64,629,559 shares issued and outstanding as of Jun 30, 2021 and December 31, 2020)	646,295	646,295
Treasury stock	(489,258)	(489,258)
Additional paid-in capital	16,032,106	16,032,106
Accumulated deficit	(20,220,722)	(20,170,068)

TOTAL STOCKHOLDERS' DEFICIT	(4,030,579)	(3,979,925)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

31

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
OTHER INCOME/(EXPENSE)
Foreign exchange gains/ (losses), net	$(78,757)	$(2,899)	$(50,654)	$54,316
Other income
Total other income/(expense)	(78,757)	(2,899)	(50,654)	54,316
Net profit/ (loss)	$(78,757)	$(2,899)	$(50,654)	$54,316

Net loss per share - basic and diluted	$0.00	$0.00	$0.00	$0.00
Weighted average number of common shares outstanding	64,629,559	64,629,559	64,629,559	64,629,559

The accompanying notes are an integral part of these unaudited financial statements

32

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2021

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
Beginning stock holders’ deficit	$(3,951,822)	$(3,665 ,243)	$(3,979,925)	$(3,722,458)
Changes in the period:
Net profit/ (loss) for the period	(78,757)	(2,899)	(50,654)	54,316
Issue of shares	–	–	–	–
Closing stock holders’ deficit	$(4,030,579)	$(3,668,142)	$(4,030,579)	$(3,668,142)

The accompanying notes are an integral part of these unaudited financial statements

33

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)/ profit	$(78,757)	$(2,899)	$(50,654)	$54,316
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	25,669	945	16,510	(17,703)
Due to related parties	13,574	500	8,730	(9,361)
Due to shareholders	39,514	1,454	25,414	(27,252)
Cash used in operating activities				–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	–	–	–	–
Proceeds from notes payable-related party	–	–	–	–
Principal payments on notes payable	–	–	–	–
Preferred stock issued	–	–	–	–
Cash generated from financing activities	–	–	–	–

Net change in cash and cash equivalents	–	–	–	–
Cash and cash equivalents, beginning of period	–	–	–	–
Cash and cash equivalents, end of period	$–	$–	$–	$–

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$–	$–	$–	$–
Cash paid for income taxes	$–	$–	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

34

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

Notes to Financial Statements

(Unaudited)

Note 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Changjiang Mining & New Energy Company, Ltd. ("China Changjiang", "we", the "Company") was incorporated under the laws of the State of Delaware in 1969. The Company was reincorporated from the state of Delaware to the state of Nevada in 2010 with the intent to effect a statutory merger of the Delaware corporation "North American Gaming and Entertainment Corporation" into China Changjiang and to swap all issued and outstanding shares in the Delaware corporation for comparable shares in China Changjiang and dissolve the Delaware corporation.

In February 2008, the Company acquired Wah Bon and its three subsidiaries: Shaanxi Pacific; Shaanxi Changjiang and East Mining. Wah Bon owns 100% of Shaanxi Pacific. Shaanxi Pacific owns 97.2% of Shaanxi Changjiang; and Shaanxi Changjiang owns 60% of East Mining. The minority interests represent the minority shareholders' 2.8% and 40% share of the results of Shaanxi Changjiang and East Mining respectively.

The Company established a subsidiary, named Shaanxi Weinan Changjiang Solar Photovoltaic Energy Applied Science and Technology Co., Ltd. ("Changjiang PV") in April 2012. The Company's subsidiary, Shaanxi Changjiang accounted for 51% shares of Changjiang PV, and Mr. Zhang Hongjun, the director and principal shareholder of the Company, accounted for the other 49% shares.

In December 2013, the Company transferred all of its 60% equity of East Mining to its director and principal shareholder, Mr. Zhang Hongjun and one of its shareholders, Mr. Wang Shengli, with a consideration of USD885,696 (CNY5.4 million).

Prior to January 1, 2019, the Company divested all of its subsidiaries, and de-registered Wah Bon in 2020.

The Company’s main business is in the transitional period from mining to clean new energy, and mainly focus on the solar photovoltaic, or “PV”, downstream market at present stage. The Company is not actively trading during the current reporting period

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounts and prepares its financial statements using the accrual method accounting. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

35

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data. The carrying amount of the Company’s financial assets and liabilities, such as prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Foreign Currency Translation

The Company maintains its financial statements in its functional currency, which is US dollar ("USD"). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Exchange gains or losses arising from foreign currency transactions or translation of monetary assets and liabilities denominated in foreign currencies are included in the statement of operations for the respective periods.

Exchange rates used in these financial statements, USD to CNY, are: 6.4429, 6.5249 and 7.0795 at June 30, 2021, December 31, 2020 and June 30, 2020 respectively.

Related Party

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, member of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting party might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31,2017, using the new corporate tax rate of 21 percent.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

36

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. For the quarterly periods ended June 30, 2021 and December 31, 2020, there are 64,629,559 outstanding common shares and 1,000,000 potentially dilutive shares from convertible preferred stock respectively.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s unaudited financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $20,220,722 as at June 30, 2021. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. In order to finance these expenditures, the Company has raised capital in the form of debt, which will have to be repaid, as discussed in detail below. The Company has depended on loans from related parties and shareholders for most of its operating capital. The Company will need to raise capital in the next twelve months in order to remain in business.

Management anticipates that significant dilution will occur as a result of any future sales of the Company’s common stock and this will reduce the value of its outstanding shares. The Company cannot project the future level of dilution that will be experienced by investors as a result of its future financings, but it will significantly affect the value of its shares.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 4 – OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities are denominated in the original currency of CNY, and are translated into USD as follows:

Item	June 30, 2021	December 31, 2020
Tax payable	65,916	65,088
Salary and welfare payable	715	706
Other payable	1,247,067	1,231,394
Total	1,313,698	1,297,188

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NOTE 5 – DUE TO RELATED PARTIES

All amounts due to related parties are all denominated in the original currency of CNY and are all unsecured and interest free. The Company does not intend to repay within twelve months from June 30, 2021. Details of amounts due to related parties are as follows:

Related parties	June 30, 2021	December 31, 2020
Baishui Dukang Marketing Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	387,881	383,007
Heyang County Huanghe Bay Resort Hotel Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	13,394	13,226
Shaanxi Huanghe Bay Ecological Agriculture Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	40,340	39,833
Baishui Dukang Brand Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	62,371	61,587
Shaanxi Dukang Liquor Group Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	63,479	62,681
Shaanxi Xi Deng Hui Development Stock Co., Ltd., 29.74% equity interest of which is owned by Zhang Hongjun, director and principal shareholder of the Company, and senior executives of which are Wang Shengli, Li Ping and Tian Hailong, directors and shareholders of the Company	946	934
Shaanxi Dukang Liquor Trading Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	126,271	124,684
Total	694,682	685,952

NOTE 6 – DUE TO SHAREHOLDERS

All amounts due to shareholders are all denominated in the original currency of CNY and are all unsecured and interest free. The Company does not intend to repay within twelve months from June 30, 2021. Details of amounts due to shareholders are as follows:

Shareholders	June 30, 2021	December 31, 2020
Wang Shengli	486,230	480,119
Zhang Hongjun	941,310	929,480
Chen Min	594,659	587,186
Total	2,022,199	1,996,785

NOTE 7 –COMMON STOCK AND PREFERRED STOCK

The Company has 250,000,000 shares of common stock authorized at par value of $0.01, and 64,629,559 shares of common stock were issued and outstanding at beginning and end of the reporting periods at total par value of $ 646,295.

The Company has 10,000,000 shares designated Series C convertible preferred stock at par value of $0.001. Each Series C convertible preferred stock is convertible into 1,000 common shares.

There were 1,000,000 Series C convertible preferred stock issued and outstanding as at June 30, 2021 and December 31, 2020 for the total amount of $65,000 valued at compensation expense on services received from Cathay Capital Management, Inc.

38

NOTE 8 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As the Company’s main business place is in P. R China, the corporate income tax rate of 25% is applied in calculation of deferred taxes.

Deferred income taxes reflect the tax consequences on future years of differences between the tax bases. Net operating loss carry-forwards and tax benefits arising therefore are as follows:

Deferred tax assets	June 30, 2021	Dec. 31, 2020
Net operating loss (NOL) brought forward	20,170,068	19,847,601
Net loss for the period / year	50,654	322,467
NOL carried forward	20,220,722	20,170,068
Tax benefit from NOL carried forward	5,055,181	5,042,517
Valuation allowance	(5,055,181)	(5,042,517)
Deferred tax assets	–	–

The PRC income tax allows the enterprises to offset their future taxable income with taxable operating losses carried forward in a 5-year period. The management believes that the Company’s cumulative losses arising from recurring business in recent years constituted significant negative evidence that most of the deferred tax assets would not be realizable and this evidence outweighed the expectations that the Company would generate future taxable income. Valuation allowance for the full amount of tax benefit from NOL was recorded.

NOTE 9 COMMITMENTS AND CONTINGENCIES

As at the end of the reporting period, the company has no commitments and contingencies to disclose.

NOTE 10 RELATED-PARTY TRANSACTIONS

The company was not engaging in any business activities during the reporting periods, and has no related party transactions and balances other than those disclosed in Notes 5 and 6.

NOTE 11 SUBSEQUENT EVENTS

As at the date these financial statements are ready to be released, the Company has no subsequent events to disclose.

39

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

BALANCE SHEETS

(Unaudited)

	As at
	March 31, 2021	December 31, 2020
Assets
Cash and equivalents	$–	$–
Total current assets	–	–

TOTAL ASSETS	$–	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Other payable and accrued liabilities	$1,288,029	$1,297,188
Total current liabilities	1,288,029	1,297,188

Due to related parties	681,108	685,952
Due to Shareholders	1,982,685	1,996,785
Total non-current liabilities	2,663,793	2,682,737

TOTAL LIABILITIES	3,951,822	3,979,925

STOCKHOLDERS' DEFICIT
Series C convertible preferred stock ($0.001 par value, 10,000,000 shares authorized, 1,000,000 shares outstanding as of March 31, 2021 and December 31,2020)	1,000	1,000
Common stock ($0.01 par value, 500,000,000 shares authorized, 64,629,559 shares issued and outstanding as of March 31, 2021 and December 31, 2020)	646,295	646,295
Treasury stock	(489,258)	(489,258)
Additional paid-in capital	16,032,106	16,032,106
Accumulated deficit	(20,141,965)	(20,170,068)

TOTAL STOCKHOLDERS' DEFICIT	(3,951,822)	(3,979,925)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

40

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the quarter ended
	March 31, 2021	March 31, 2020
OTHER INCOME/(EXPENSE)
Foreign exchange gains/ (losses), net	$28,103	$57,215
Other income
Total other income/(expense)	28,103	57,215
Net profit/ (loss)	$28,103	$57,215

Net loss per share - basic and diluted	$0.00	$0.00
Weighted average number of common shares outstanding	64,629,559	64,629,559

The accompanying notes are an integral part of these unaudited financial statements

41

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2021

(Unaudited)

	Series C convertible preferred stock		Common Stock		Treasury Stock	Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2020	1,000,000	$1,000	64,629,559	$646,295	$(489,258)	$16,032,106	$(20,170,068)	$(3,979,925)
Net profit for the quarter ended March 31, 2021							28,103	28,103
Balance, March 31, 2021	1,000,000	1,000	64,629,559	646,295	(489,258)	16,032,106	(20,141,965)	(3,951,822)

Balance, December 31, 2019			64,629,559	646,295	(489,258)	15,968,106	(19,847,601)	(3,722,458)
Net profit for the quarter ended March 31, 2020							57,215	57,215
Balance, March 31, 2020			64,629,559	646,295	(489,258)	15,968,106	(19,790,386)	(3,665,243)

The accompanying notes are an integral part of these unaudited financial statements

42

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the quarter ended
	March 31, 2021	March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit	$28,103	$57,215
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(9,159)	(18,648)
Due to related parties	(4,844)	(9,861)
Due to shareholders	(14,100)	(28,706)
Cash used in operating activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	–	–

Net change in cash and equivalents	–	–
Cash and equivalents, beginning of period	–	–
Cash and equivalents, end of period	$–	–

Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

43

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

Notes to Financial Statements

(Unaudited)

Note 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Changjiang Mining & New Energy Company, Ltd. ("China Changjiang", "we", the "Company") was incorporated under the laws of the State of Delaware in 1969. The Company was reincorporated from the state of Delaware to the state of Nevada in 2010 with the intent to effect a statutory merger of the Delaware corporation "North American Gaming and Entertainment Corporation" into China Changjiang and to swap all issued and outstanding shares in the Delaware corporation for comparable shares in China Changjiang and dissolve the Delaware corporation.

In February 2008, the Company acquired Wah Bon and its three subsidiaries: Shaanxi Pacific; Shaanxi Changjiang and East Mining. Wah Bon owns 100% of Shaanxi Pacific. Shaanxi Pacific owns 97.2% of Shaanxi Changjiang; and Shaanxi Changjiang owns 60% of East Mining. The minority interests represent the minority shareholders' 2.8% and 40% share of the results of Shaanxi Changjiang and East Mining respectively.

The Company established a subsidiary, named Shaanxi Weinan Changjiang Solar Photovoltaic Energy Applied Science and Technology Co., Ltd. ("Changjiang PV") in April 2012. The Company's subsidiary, Shaanxi Changjiang accounted for 51% shares of Changjiang PV, and Mr. Zhang Hongjun, the director and principal shareholder of the Company, accounted for the other 49% shares.

In December 2013, the Company transferred all of its 60% equity of East Mining to its director and principal shareholder, Mr. Zhang Hongjun and one of its shareholders, Mr. Wang Shengli, with a consideration of USD885,696 (CNY5.4 million).

Prior to January 1, 2019, the Company divested all of its subsidiaries, and de-registered Wah Bon in 2020.

The Company’s main business is the oil and gas extraction industry

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounts and prepares its financial statements using the accrual method accounting. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

44

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data. The carrying amount of the Company’s financial assets and liabilities, such as prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Foreign Currency Translation

The Company maintains its financial statements in its functional currency, which is US dollar ("USD"). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Exchange gains or losses arising from foreign currency transactions or translation of monetary assets and liabilities denominated in foreign currencies are included in the statement of operations for the respective periods.

Exchange rates used in these financial statements, USD to CNY, are: 6.5713, 6.5249 and 7.0851 at March 31, 2021, December 31, 2020 and March 31, 2020 respectively.

Related Party

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, member of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting party might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31,2017, using the new corporate tax rate of 21 percent.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

45

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. For the quarterly periods ended March 2021 and 2020, there are 64,604,338 outstanding common shares and no potentially dilutive shares, respectively, from convertible preferred stock.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s unaudited financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $20,141,965 as at March 31, 2021. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. In order to finance these expenditures, the Company has raised capital in the form of debt, which will have to be repaid, as discussed in detail below. The Company has depended on loans from related parties and shareholders for most of its operating capital. The Company will need to raise capital in the next twelve months in order to remain in business.

Management anticipates that significant dilution will occur as a result of any future sales of the Company’s common stock and this will reduce the value of its outstanding shares. The Company cannot project the future level of dilution that will be experienced by investors as a result of its future financings, but it will significantly affect the value of its shares.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 4 – OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities are denominated in the original currency of CNY, and are translated into USD as follows:

Item	March 31, 2021	December 31, 2020
Tax payable	$64,628	65,088
Salary and welfare payable	701	706
Other payable	1,222,700	1,231,394
Total	$1,288,029	$1,297,188

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NOTE 5 – DUE TO RELATED PARTIES

All amounts due to related parties are all denominated in the original currency of CNY and are all unsecured and interest free. The Company does not intend to repay within twelve months from March 31, 2021. Details of amounts due to related parties are as follows:

Related parties	March 31, 2021	December 31, 2020
Baishui Dukang Marketing Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	$380,301	$383,007
Heyang County Huanghe Bay Resort Hotel Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	13,133	13,226
Shaanxi Huanghe Bay Ecological Agriculture Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	39,552	39,833
Baishui Dukang Brand Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	61,152	61,587
Shaanxi Dukang Liquor Group Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	62,238	62,681
Shaanxi Xi Deng Hui Development Stock Co., Ltd., 29.74% equity interest of which is owned by Zhang Hongjun, director and principal shareholder of the Company, and senior executives of which are Wang Shengli, Li Ping and Tian Hailong, directors and shareholders of the Company	928	934
Shaanxi Dukang Liquor Trading Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	123,804	124,684
Total	$681,108	$685,952

NOTE 6 – DUE TO SHAREHOLDERS

All amounts due to shareholders are all denominated in the original currency of CNY and are all unsecured and interest free. The Company does not intend to repay within twelve months from March 31, 2021. Details of amounts due to shareholders are as follows:

Shareholders	March 31, 2021	December 31, 2020
Wang Shengli	$476,728	$480,119
Zhang Hongjun	922,918	929,480
Chen Min	583,039	587,186
Total	$1,982,685	$1,996,785

NOTE 7 – COMMON STOCK AND PREFERRED STOCK

The Company has 250,000,000 shares of common stock authorized at par value of $0.01, and 64,629,559 shares of common stock were issued and outstanding at beginning and end of the reporting periods at total par value of $ 646,295.

The Company has 10,000,000 shares designated Series C convertible preferred stock at par value of $0.001. Each Series C convertible preferred stock is convertible into 1,000 common shares.

There were 1,000,000 Series C convertible preferred stock issued and outstanding as at March 31, 2021 and December 31, 2020 for the total amount of $65,000 valued at compensation expense on services received from Cathay Capital Management, Inc.

47

NOTE 8 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As the Company’s main business place is in P. R China, the corporate income tax rate of 25% is applied in calculation of deferred taxes.

Deferred income taxes reflect the tax consequences on future years of differences between the tax bases. Net operating loss carry-forwards and tax benefits arising therefore are as follows:

Deferred tax assets	March 31, 2021	December 31, 2020
Net operating loss (NOL) brought forward	20,170,068	19,847,601
Net loss for the period / year	(28,103)	322,467
NOL carried forward	20,141,965	20,170,068
Tax benefit from NOL carried forward	5,035,491	5,042,517
Valuation allowance	(5,035,491)	(5,042,517)
Deferred tax assets	–	–

The PRC income tax allows the enterprises to offset their future taxable income with taxable operating losses carried forward in a 5-year period. The management believes that the Company’s cumulative losses arising from recurring business in recent years constituted significant negative evidence that most of the deferred tax assets would not be realizable and this evidence outweighed the expectations that the Company would generate future taxable income. Valuation allowance for the full amount of tax benefit from NOL was recorded.

NOTE 9 COMMITMENTS AND CONTINGENCIES

As at the end of the reporting period, the company has no commitments and contingencies to disclose.

NOTE 10 RELATED-PARTY TRANSACTIONS

The company was not engaging in any business activities during the reporting periods, and has no related party transactions and balances other than those disclosed in Notes 5 and 6.

NOTE 11 SUBSEQUENT EVENTS

As at the date these financial statements are ready to be released, the Company has no subsequent events to disclose.

48

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

   China Changjiang Mining & New Energy Company, Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of China Changjiang Mining & New Energy Company, Ltd. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

July 15, 2021

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CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

BALANCE SHEETS

	As at
	December 31, 2020	December 31, 2019
Assets
Cash and equivalents	$–	$–
Total current assets	–	–

TOTAL ASSETS	$–	$–

LIABILITIES AND STOCKHOLDERS' DEFICIT
Other payable and accrued liabilities	$1,297,188	$1,213,271
Total current liabilities	1,297,188	1,213,271

Due to related parties	685,952	641,576
Due to Shareholders	1,996,785	1,867,611
Total non-current liabilities	2,682,737	2,509,187

TOTAL LIABILITIES	3,979,925	3,722,458

STOCKHOLDERS' DEFICIT
Series C convertible preferred stock ($0.001 par value, 10,000,000 shares authorized, 0 and 1,000,000 shares outstanding as of December 31, 2019 and 2020	1,000
Common stock ($0.01 par value,500,000,000 shares authorized, 64,629,559 shares issued and outstanding as of December 31, 2020 and 2019)	646,295	646,295
Treasury stock	(489,258)	(489,258)
Additional paid-in capital	16,032,106	15,968,106
Accumulated deficit	(20,170,068)	(19,847,601)

TOTAL STOCKHOLDERS' DEFICIT	(3,979,925)	(3,722,458)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	–	–

The accompanying notes are an integral part of these unaudited financial statements

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CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF OPERATIONS

	For the years ended
	December 31, 2020	December 31, 2019
OTHER INCOME/(EXPENSE)
Compensation expenses	$(65,000)	$
Foreign exchange gains/ (losses), net	(257,467)		61,290
Other income
Total other income/(expense)	(322,467)		61,290
Net profit/ (loss)	$(322,467)		$61,290

Net loss per share - basic and diluted	$(0.00)		$0.00
Weighted average number of common shares outstanding	64,629,559		64,629,559

The accompanying notes are an integral part of these unaudited financial statements

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CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Series C convertible preferred stock		Common Stock		Treasury Stock	Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, January 1, 2019			64,629,559	646,295	(489,258)	15,968,106	(19,908,891)	(3,783,748)
Net profit for the year ended December 31, 2019							61,290	61,290
Balance, December 31, 2019			64,629,559	646,295	(489,258)	15,968,106	(19,847,601)	(3,722,458)
Net loss for the year ended December 31, 2020							(322,467)	(322,467)
Convertible Preferred stock	1,000,000	1,000				64,000		65,000
Balance, December 31, 2020	1,000,000	1,000	64,629,559	646,295	(489,258)	16,032,106	(20,170,068)	(3,979,925)

The accompanying notes are an integral part of these unaudited financial statements

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CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

STATEMENTS OF CASH FLOWS

	For the years ended
	December 31, 2020	December .31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(322,467)	$61,290
Adjustments to reconcile net loss to net cash used in operating activities:
Compensation expenses for Preferred C Shares	65,000
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	83,917	(19,976)
Due to related parties	44,375	(10,564)
Due to shareholders	129,175	(30,750)
Cash used in operating activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Investment received from Preferred C shares issued	–	–
Cash generated from financing activities	–	–

Net change in cash and equivalents	–	–
Cash and equivalents, beginning of period	–	–
Cash and equivalents, end of period	$–	$–

Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

53

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

Notes to Financial Statements

Note 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Changjiang Mining & New Energy Company, Ltd. ("China Changjiang", "we", the "Company") was incorporated under the laws of the State of Delaware in 1969.

Hong Kong Wah Bon Enterprise Limited ("Wah Bon") was incorporated in Hong Kong on July 7, 2006 as an investment holding company.

Shaanxi Pacific New Energy Development Company Limited ("Shaanxi Pacific") was incorporated as a limited liability company in the People's Republic of China ("PRC") on July 20, 2007 as an investment holding company.

Shaanxi Changjiang Mining & New Energy Company, Ltd ("Shaanxi Changjiang") (formerly Weinan Industrial and Commercial Company Limited) was incorporated as a limited liability company in the PRC on March 19, 1999. The Company became a joint stock company in January 2006 with its business activities in investment holding and the development of a theme park in Xi'An, PRC.

In August 2005, Shaanxi Changjiang contributed land use rights valued at $7,928,532 in lieu of cash to the registered capital of Huanghe representing 92.93% of the equity of Huanghe. Huanghe was incorporated as a limited liability company in the PRC on August 9, 2005 as Shaanxi Changjiang Petroleum and Energy Development Co., Limited and is engaged in the development of a theme park in Huanghe Bay (Huanghe Nantan), Heyang County, Shaanxi Province, PRC.

On February 5, 2007, Shaanxi Changjiang entered into an agreement with a third party to acquire 40% of the equity interest in East Mining Company Limited ("East Mining") for $3,117,267 in cash. East Mining is engaged in exploration for lead, zinc and gold for mining in Xunyan County, Shaanxi Province, PRC.

On March 22, 2007, Shaanxi Changjiang entered into an agreement with the majority shareholder of Shaanxi Changjiang to exchange its 92.93% interest in Huanghe for a 20% equity interest in East Mining owned by this related party.

On August 15, 2007, 97.2% of the shareholders of Shaanxi Changjiang entered into a definitive agreement with Shaanxi Pacific and the stockholders of Shaanxi Pacific in which they disposed their ownership in Shaanxi Changjiang to Shaanxi Pacific for 98% of ownership in Shaanxi Pacific and cash of $1,328,940 payable on or before December 31, 2007.

On September 2, 2007, Wah Bon acquired 100% ownership of Shaanxi Pacific for a cash consideration of $128,205.

On May 30, 2007, amended to July 5, 2007, North American Gaming and Entertainment Corporation ("North American") entered into a Material Definitive Agreement, pursuant to which the shareholders of Shaanxi Changjiang exchanged all their shares in Shaanxi Changjiang for 500,000 shares of series C convertible preferred stock ("series C shares") in North American which carried the right of 1,218 votes per share and was convertible to 609,000,000 common shares. In connection with the exchange, Shaanxi Changjiang also delivered $370,000 to North American and certain non-affiliates of North American will transfer to North American or its designee a total of 3,800,000 shares of common stock, par value of $0.01 per share, of North American which had been held for longer than 2 years by such non-affiliates, in exchange for the issuance by North American to each of such non-affiliates of 2,250,000 shares of common stock of North American. Issued and outstanding share of series C preferred stock were automatically converted into that number of fully paid and non-assessable shares of common stock based upon the conversion rate upon the filing by the Company of an amendment to its Certificate of Incorporation, increasing the number of authorized shares of common stock to 800,000,000 shares, changing the Company's name to China Changjiang Mining & New Energy Company Ltd. and implementing a one for ten reverse stock split. The transaction was closed on February 4, 2008 and Wah Bon became a wholly owned subsidiary of North American.

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There was a 10 to 1 reverse stock split for the Company's common stock during December 2009 and all the shares information are retroactively restated to reflect the reverse stock split. The preferred stock holders will not convert their C convertible preferred stock until after the completion of the reverse stock split.

On February 9, 2010, we filed a Certificate of Amendment to our Articles of Incorporation to effect a 1-for-10 reverse stock split of our common stock. The 1-for-10 reverse split was approved by FINRA on July 30, 2010, effective August 2, 2010.

The Company was reincorporated from the state of Delaware to the state of Nevada with the intent to effect a statutory merger of the Delaware corporation "North American Gaming and Entertainment Corporation" into China Changjiang and to swap all issued and outstanding shares in the Delaware corporation for comparable shares in China Changjiang and dissolve the Delaware corporation.

The merger of North American and Wah Bon was treated for accounting purposes as a capital transaction and recapitalization by Wah Bon ("the accounting acquirer") and re-organization by North American ("the accounting acquiree"). The consolidated financial statements have been prepared as if the reorganization had occurred retroactively.

On February 4, 2008, we acquired Wah Bon and its three subsidiaries: Shaanxi Pacific; Shaanxi Changjiang and East Mining. Wah Bon owns 100% of Shaanxi Pacific. Shaanxi Pacific owns 97.2% of Shaanxi Changjiang; and Shaanxi Changjiang owns 60% of East Mining. The minority interests represent the minority shareholders' 2.8% and 40% share of the results of Shaanxi Changjiang and East Mining respectively.

The Company established a subsidiary, named Shaanxi Weinan Changjiang Solar Photovoltaic Energy Applied Science and Technology Co., Ltd. ("Changjiang PV") in April 2012. The Company's subsidiary, Shaanxi Changjiang accounted for 51% shares of Changjiang PV, and Mr. Zhang Hong Jun, the director and principal shareholder of the Company, accounted for the other 49% shares.

On December 30, 2013, the Company transferred all of its 60% equity of East Mining to its director and principal shareholder, Mr. Zhang Hong Jun and one of its shareholders, Mr. Wang Sheng Li with a consideration of $885,696 (RMB 5,400,000). Each of the acquirers obtained 30% equity of East Mining in this transaction. There is no gain or loss recognized because this is a transaction between entities under common control.

Prior to January 1, 2019, the Company divested all of its subsidiaries, and de-registered Wah Bon in 2020.

The Company’s main business is the oil and gas extraction industry

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company maintains its accounts and prepares its financial statements using the accrual method accounting. The consolidated financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

55

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3:	Pricing inputs that are generally unobservable inputs and not corroborated by market data. The carrying amount of the Company’s financial assets and liabilities, such as prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments.

Foreign Currency Translation

The Company maintains its financial statements in its functional currency, which is US dollar ("USD"). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Exchange gains or losses arising from foreign currency transactions or translation of monetary assets and liabilities denominated in foreign currencies are included in the statement of operations for the respective periods.

Exchange rates used in these financial statements, USD to CNY, are 6.5249 and 6.9762 at December 31, 2020 and 2019 respectively.

Related Party

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, member of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting party might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Income taxes

The Company follow ASC 740-10-30, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

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On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31,2017, using the new corporate tax rate of 21 percent.

The Company adopted ASC 740-10-25 (“ASC 740-10-25”) with regard to uncertainty income taxes. ASC 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, and accounting in interim periods and requires increased disclosures. We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of ASC 740-10-25.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented. For the reporting periods ended March 2021, December 31, 2020 and 2019, there are 64,604,338 outstanding common shares and no potentially dilutive shares, respectively, from convertible preferred stock.

Recently issued accounting pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The Company’s unaudited financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs and has an accumulated deficit of $20,170,068 as at December 31, 2020. These conditions raise substantial doubt about the company’s ability to continue as a going concern.

In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. In order to finance these expenditures, the Company has raised capital in the form of debt, which will have to be repaid, as discussed in detail below. The Company has depended on loans from related parties and shareholders for most of its operating capital. The Company will need to raise capital in the next twelve months in order to remain in business.

Management anticipates that significant dilution will occur as a result of any future sales of the Company’s common stock and this will reduce the value of its outstanding shares. The Company cannot project the future level of dilution that will be experienced by investors as a result of its future financings, but it will significantly affect the value of its shares.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

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NOTE 4 – OTHER PAYABLES AND ACCRUED LIABILITIES

Item	December 31, 2020	December 31, 2019
Tax payable	$65,088	$60,877
Salary and welfare payable	706	660
Other payable	1,231,394	1,151,734
Total	$1,297,188	$1,213,271

NOTE 5 – DUE TO RELATED PARTIES

All amounts due to related parties are denominated in the original currency of Chinese Yuan, and are all unsecured and interest free. The Company does not intend to repay within twelve months from December 31, 2020. Details of amounts due to related parties are as follows:

Related parties	December 31, 2020	December 31, 2019
Baishui Dukang Marketing Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	383,007	358,229
Heyang County Huanghe Bay Resort Hotel Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	13,226	12,370
Shaanxi Huanghe Bay Ecological Agriculture Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	39,833	37,256
Baishui Dukang Brand Management Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	61,587	57,603
Shaanxi Dukang Liquor Group Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	62,681	58,626
Shaanxi Xi Deng Hui Development Stock Co., Ltd., 29.74% equity interest of which is owned by Zhang Hongjun, director and principal shareholder of the Company, and senior executives of which are Wang Shengli, Li Ping and Tian Hailong, directors and shareholders of the Company	934	874
Shaanxi Dukang Liquor Trading Co., Ltd., controlled by Zhang Hongjun, director and principal shareholder of the Company	124,684	116,618
Total	$685,952	$641,576

NOTE 6 – DUE TO SHAREHOLDERS

All amounts due to shareholders are denominated in the original currency of Chinese Yuan, and are all unsecured and interest free. The Company does not intend to repay within twelve months from December 31, 2020. Details of amounts due to shareholders are as follows:

Shareholders	December 31, 2020	December 31, 2019
Wang Shengli	$480,119	$449,059
Zhang Hongjun	929,480	869,352
Chen Min	587,186	549,200
Total	$1,996,785	$1,867,611

NOTE 7 –COMMON STOCK AND PREFERRED STOCK

The Company has 250,000,000 shares of common stock authorized at par value of $0.01, and 64,629,559 shares of common stock were issued and outstanding at beginning and end of the reporting periods at total par value of $ 646,295.

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The Company has 10,000,000 shares designated Series C convertible preferred stock at par value of $0.001. Each Series C convertible preferred stock is convertible into 1,000 common shares.

There were 1,000,000 Series C convertible preferred stock issued during the reporting periods which is valued at the aggregate amount of $65,000 being compensation expense of serviced rendered by Cathay Capital Management, Inc.

NOTE 8 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As the Company’s main business place is in P. R China, the corporate income tax rate of 25% is applied in calculation of deferred taxes.

Deferred income taxes reflect the tax consequences on future years of differences between the tax bases. Net operating loss carry-forwards and tax benefits arising therefore are as follows:

Deferred tax assets	December 31, 2020	December 31, 2019
Net operating loss (NOL) brought forward	19,847,601	19,908,891
Net loss for the period / year	322,467	(61,290)
NOL carried forward	20,170,068	19,847,601
Tax benefit from NOL carried forward	5,042,517	4,961,900
Valuation allowance	(5,042,517)	(4,961,900)
Deferred tax assets	–	–

The PRC income tax allows the enterprises to offset their future taxable income with taxable operating losses carried forward in a 5-year period. The management believes that the Company’s cumulative losses arising from recurring business in recent years constituted significant negative evidence that most of the deferred tax assets would not be realizable and this evidence outweighed the expectations that the Company would generate future taxable income. Valuation allowance for the full amount of tax benefit from NOL was recorded.

NOTE 9 COMMITMENTS AND CONTINGENCIES

As at the end of the reporting period, the company has no commitments and contingencies to disclose.

NOTE 10 RELATED-PARTY TRANSACTIONS

The company was not engaging in any business activities during the reporting periods, and has no related party transactions and balances other than those disclosed in Notes 5 and 6.

NOTE 11 SUBSEQUENT EVENTS

As at the date these financial statements are ready to be released, the Company has no subsequent events to disclose.

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Item 14.	Financial Statements and Exhibits

Exhibit Number and Description		Location Reference

3.1	Article of Incorporation	Incorporated by reference from Form 10-12g filed on 08/18/21

3.2	By-Laws	Incorporated by reference from Form 10-12g filed on 08/18/21

10.1	Court Custodial Appointment Order	Incorporated by reference from Form 10-12g filed on 08/18/21

10.2	Court Custodial Discharge Order	Incorporated by reference from Form 10-12g filed on 08/18/21

10.3	Stock Purchase Agreement	Incorporated by reference from Form 10-12g filed on 08/18/21

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA CHANGJIANG MINING & NEW ENERGY COMPANY, LTD.

Date: December 20, 2021	By:	/s/ Dr. Chongyi Yang
	Name:	Dr. Chongyi Yang
	Title:	CEO

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